UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 3, 2004

Commission File Number 0-4281

ALLIANCE GAMING CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA

88-0104066

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.

Las Vegas, Nevada  89119

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number:   (702) 270-7600

Registrant’s internet:  www.alliancegaming.com

ITEM 2.  Acquisitions or Disposition of Assets

On May 3, 2004, Alliance Gaming Corporation (“Alliance”) completed the sale of the Rail City Casino to The Sands Regent.  Consideration for the transaction consisted of approximately $37 million in cash and a subordinated note to Alliance for approximately $900,000.

ITEM 7.  Financial Statements, Pro Forma

Financial Information and Exhibits

(c)          Exhibits

99 Press Release dated May 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

ALLIANCE GAMING CORPORATION
(Registrant)

By	/s/ Robert Miodunski
President and Chief Executive Officer
(Principal Executive Officer)

By	/s/ Robert L. Saxton
Executive Vice President, Chief Financial
Officer and Treasurer (Principal
Financial and Accounting Officer)

Date: May 3, 2004